Exhibit 4.03

LEASE AGREEMENT

Between

BASSAT PARTNERS, S.L.

(the “Lessor”)

and

KING SHARED SERVICES, S.L

(the “Lessee”)

Barcelona, 11 November 2014

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Barcelona, 11 November 2014

I.	The Parties

Being one party hereto,

The commercial company BASSAT PARTNERS, S.L., with Taxpayer Identification Number B-58.274.648 and registered office at 7th Floor, 123 Avenida Josep Tarradellas, Barcelona.

It is represented by Ms YOLANDA BASSAT ORELLANA, of age, with professional office for these purposes at the registered office of the represented company; holding ID card number 46.334.706-X, acting as the representative of BASSAT, S.L., CEO of BASSAT PARTNERS, S.L., by virtue of the resolution of the Board of Directors of the latter dated 31 March 2014 made public in the deed authorised by the Notary of Barcelona Mr Javier García Ruiz on 4 April 2014 under number 1.227 of his protocol.

It is hereinafter referred to as the “Lessor”.

Being the other party hereto,

The commercial company KING SHARED SERVICES, S.L, with Taxpayer Identification Number B-66.036.906 and registered office at 6th Floor, 123 Avenida Josep Tarradellas, Barcelona.

It is represented by Mr Riccardo Zacconi, an Italian national, of age, with business office at 21 St. Pertersburgh Place, W2 4LA, London (United Kingdom), and the holder of a valid passport of his nationality No. YA2473200, acting as the CEO by virtue of the deed executed by the Notary of Barcelona, Mr Rafael de Córdoba Benedicto on 7 May 2014 under 1.278 of his protocol.

It is hereinafter referred to as the “Lessee”.

Both the “Lessor” and the “Lessee” will hereinafter be referred to jointly as the “Parties” and any of them individually and equally as a “Party”.

II.	Recitals

1st.- That the Lessor is the lawful owner of the parking spaces and the office described hereinbelow situated at number calle 123 Josep Tarradellas, post code 08029 (Barcelona). It is hereby confirmed that it is situated on the 2nd floor of the building and corresponds to property 2B and that it makes part of the registered entity which is described as follows:

1.

“URBAN PROPERTY: NUMBER FOURTEEN - SECOND FLOOR at house number 123, 125 and 127, Avenida de Infanta Carlota Joaquina, Barcelona; it has its own entrance through an independent staircase situated in calle Rita

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Bonnat; its intended use is as offices, it has a built-up surface of two thousand and one metres seventy-eight decimetres and useful surface of one thousand eight hundred and eighty-three metres thirteen decimetres. ADJOINS: in the south, in vertical projection to calle Rita Bonnat; in the east, in vertical projection to Avenida de la Infanta Carlota Joaquina; in the north, to Pablo Gaya’s property, partly to Martin Vilaseca’s property and partly with house number 24 and 26 in calle Loreto and partly to the Comercio y Producción, S.A. property.

Registered: Property Register number SEVEN of Barcelona, book 362, folio 248, property number 24.472.

Title: Title is held by Infanta Carlota 123 S.A. as the owner, by virtue of the sale and purchase deed signed before the Notary of Barcelona Mr Enrique Peña Belsa on 6 September 1988.

Number in the cadastre: 8232519DF2883C0060QD.

It is hereinafter referred to as the “Property”.

2.

“Two parking spaces with numbers 39 and 60, which make part of the following registered unit: “URBAN [PROPERTY]: UNIT NUMBER ONE - BASEMENT with the loft of building number 123,125 and 127 in Avenida Josep Tarradellas (formerly Infanta Carlota Joaquina), in Barcelona, with entrance and exit via calle Rita Bonnat, with intended use as a warehouse, with various appurtenances, and has a built-up surface, including the loft, of two thousand six hundred and sixty-nine square metres ninety square decimetres, and useful area of two thousand five hundred and one square metres seventy-three square decimetres. Adjoins: in the south, to the subsoil of calle Rita Bonnat, to which it has an exit through a staircase; in the north, to the subsoil of Pablo Gaya’s property, partly to Martin Vilaseca’s property and partly to the basement of house numbers 24 and 26 in calle Loreto and partly to the subsoil of the “Comercio y producción, S.A.” property.”

The parking spaces registered: Property Register number 7 of Barcelona, volume 882, folio 169, property 8.241.

Title: Title is held by virtue of the public deed issued before the Notary of Barcelona Mr José-María Costa Torres on 29 July 2003 under number one thousand nine hundred and twenty-seven of his protocol.

Number in the cadastre (common for the whole of the registered unit): 8425313DF2882E0001JL.

The above two parking places are hereinafter referred to as the “Parking Spaces”.

2nd.- The Property is currently occupied by the Lessor.

3rd.- The Lessor is interested in vacating the Property and letting it to the Lessee in its entirety, and they are interested in receiving it.

4th.- Having stated the above, the Lessee and the Lessor have agreed the legal and economic conditions that shall govern the current

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lease and that are set out in this agreement and in the other Annexes and additional documents that may be signed.

5th.- In view of the above, the Parties, mutually acknowledging that they have the legal capacity necessary for this purpose, agree to sign this LEASE AGREEMENT FOR NON-RESIDENTIAL USE for the Property and the Parking Spaces (hereinafter referred to as the “Agreement”), subject to Law No. 29/1994 of 24 November on urban leases (hereinafter referred to as the “LAU”), and pursuant to the following

III.	Articles

1.	Subject of Agreement

By this Agreement, the Lessor leases to the Lessee, who in turn accepts the lease, the Property and the Parking Spaces described in the First Recital hereinabove.

2.	Intended Use

The Property subject to this Agreement is intended to be used only and exclusively as an office, and the parking spaces shall be used for the parking of vehicles.

3.	Term of Lease and Return of the Property and the Parking Spaces

3.1     Term. Without prejudice to that which is set out in Article 3.4 below, the term of the Agreement is agreed till 31 December 2017.

3.2     Extension. The Lease Agreement shall be extended automatically for an additional three-year period, i.e. from 1 January 2018 to 31 December 2020, unless the Lessee informs the Lessor in good faith of the waiver of said extension before 14:00 hours on 30 June 2017.

3.3     Automatic Termination. Once the period set out in paragraph 3.1 above or, as the case may be, the extension provided for in paragraph 3.2 above has passed, the Lease Agreement shall be terminated automatically without the Parties having to make any prior notice whatsoever.

3.4     Compulsory Compliance. It is established as a condition precedent that the Lease Agreement shall be binding on the Lessee during its whole term set out in paragraph 3.1 above (i.e. till 31 December 2017) and equally, should the extension provided for in paragraph 3.1 above occur, during the whole duration thereof. As a result, if the Agreement is withdrawn from before the end of said initial term or extension, or if it is terminated due to a cause attributable to the Lessee, the latter shall pay the Lessor as damages and as a Penalty Clause a lump sum determined by mutual agreement without the need to certify the actual damages and without possible moderation by courts and tribunals the amount equivalent to the rent, costs and fees corresponding to the period remaining till such termination.

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3.5     If the Agreement is terminated for any reason, the Lessee shall return the Property and the Parking Spaces to the Lessor in the same condition in which they are handed over, except normal wear and tear, which shall be accepted. The Lessor may authorise the performance of all the upgrades and improvements made by the Lessee and may in any case request that the latter remove all those elements and installations of their property that may have been added and/or modified by the Lessee.

3.6     The Lessee may carry out refurbishment works in the Property without modifying the structure or the stability of the building. For this purpose they may submit to the Lessor the approved design, understood to have been approved within 10 business days (with the exclusion of Saturdays and holidays). The Lessor may only object for a justified cause, which they shall explain. After 10 working days (with the exception of Saturdays and holidays) have passed without response from the Lessor, it shall be understood that they give their consent to the works. The works shall be done under appropriate optional supervision pursuant to the applicable regulations and with the relevant licence having been obtained previously.

At the time of the termination of the Lease Agreement, the Lessee shall restore the Property to its current condition. Nevertheless, the Lessor may exempt the Lessee from said obligation of restoration, in which case the performed work shall be to the exclusive benefit of the Lessor, while the Lessee may not claim any indemnification or compensation whatsoever for it.

4.	Handover

4.1     The Parking Spaces shall be made available to the Lessee on the signing date of this Agreement.

4.2     The Property shall be made available to the Lessee on 1 March 2015 upon having been vacated by the Lessor.

4.3     Equally, if the handover of the Property is delayed, the term of the Agreement shall be extended by the same period.

5.	Rent and Revision

5.1     The rent payable by the Lessee for the lease shall be fixed at (i) NINE THOUSAND AND TWENTY-FOUR EUROS (€9,024.00) per month for the Property; and THREE HUNDRED EUROS (€300.00) per month for the Parking Spaces, at the rate of 150 Euros per parking space. The total Rent shall comprise NINE THOUSAND THREE HUNDRED AND TWENTY-FOUR EUROS (€9,324.00) (the “Rent”). The Rent shall be increased by the relevant Value Added Tax (hereinafter referred to as “VAT”), a tax that shall apply as set out in paragraph 11.1 of this Agreement.

5.2     The Lessee shall not be obliged to pay the rent as well as the costs and taxes on the Property to the Lessor until it is handed over by the Lessor.

5.3     The agreed rent shall be revised annually as of 1 January 2016 based on the increase of the Consumer Price Index. Further

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revisions shall be made every 1 January counted from said date according to the increases to the Consumer Price Index (referring to the national inflation average), whether an increase or a decrease, published by the National Institute for Statistics or by the organisation that may replace it, applying to the rent corresponding to the previous annual payment the percentage change experienced by said Index in the period of twelve months immediately prior to the date of each adjustment. Should the above particular index no longer be published, the relevant index replacing it of the indices published by the National Institute for Statistics or the organisation that may replace it shall apply.

5.4     Taking into account the fact that the data of the National Institute for Statistics or the organisation that may replace it are published with a delay and as a result, if the month in which the already revised rent would have to be charged has started and the basis or coefficient corresponding to such date are not yet known, the Parties expressly agree that the corresponding increases according to the revision system agreed in this Agreement shall apply retroactively to the date on which the already revised rate must start to be charged, while the relevant additional receipts shall be issued once the necessary data of the above National Institute for Statistics or the organisation that may replace it are known, while it may not be assumed in any case that the Lessor waive their collection.

5.5     The Lessee shall pay to the Lessor’s account, based on the Consumer Price Index of the latest published monthly payment, the amounts corresponding to the increases following from this Article on revision, which shall not be final, while the settlement corresponding to the retroactive effects provided for shall be carried out, when the final indices are known.

5.6     Should the Lessee fail to pay the rent within the set period they shall pay interest for the delay at the EURIBOR one year rate plus four point five (4.5) percentage points. Said interest shall accrue daily and shall be charged in the rent receipt corresponding to the month immediately prior to the one in which the delay occurred. The payment of said penalty shall not grant the right to delay the rent payments, while the Lessor may initiate relevant actions as the case may be.

5.7     If the coming into effect of this Agreement does not coincide with the start of the calendar month, the receipt for the rent corresponding to the Parking Spaces shall be issued pro rata to the days of validity of the lease in said month.

5.8     The total amount of the fees of the property owners’ association to which the leased Property and Parking Spaces belong, as well as the Real Estate Tax corresponding to them shall be to the account of the Lessee. For the purposes of that which is set out in article 20 of the LAU, the Lessor hereby declares that said costs currently comprise SEVENTEEN THOUSAND FIVE HUNDRED AND SEVENTY-EIGHT EUROS FIFTY-TWO CENTS (€17,578.52) per annum, comprised of €8,697.48 in property owners’ association fees on the Property, €8,189.04 in Real Estate Tax on the Property, and 692 Euros in property owners’ association fees on the Parking Spaces (which comprises the Real Estate tax on same). For these purposes, given that the receipts for property owners’ association fees and Real Estate Tax are issued together for the entirety of the second floor of the building, it is confirmed that only 32% of same correspond to the Property.

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6.	Rent Payment

The payment of the rent and the other expenses which pursuant to the Law and the Articles of this Agreement may be passed on or charged to the Lessee shall be made in advance, within the first five (5) business days of each month, and the relevant receipts shall be debited directly to the bank current account of the Lessee No. ES78 0065 0145 3800 0152 0694 for this purpose.

7.	Utilities and Accounting

7.1     The Property is leased in the current condition of the existing general and branch line connections or lines corresponding to same for the utilities that the building is provided with.

7.2     The amount corresponding to the consumption of all said utilities that they may have made since the effective date of the Agreement till its termination for any reason shall be to the account of the Lessee. The utilities for consumption prior to the effective date shall be to the account of the Lessor.

7.3     The Lessee is free to agree with the relevant suppliers any or all of the utilities that the Property may or might be provided with, exempting the Lessor of any responsibility whatsoever.

8.	Maintenance and Works

8.1     The Lessee declares that they are aware of the characteristics and maintenance condition of the Property and that they expressly accept them. In case of pre-existing failures or defects, the Lessee shall have a period of 15 days to inform the Lessor thereof, while the latter shall rectify them promptly and diligently. After such period has passed, the Property shall be understood to have been received satisfactorily and in good condition. As for the installation of air conditioning, the Parties agree that during the term of the Agreement, the Lessee shall become responsible for the condition and correct functioning of said climatisation equipment, for which purpose they shall bear the costs of maintenance, repair and upkeep of said equipment.

8.2     The Lessor shall only carry out the repairs that may be necessary to maintain the Property in the conditions necessary for the agreed use, except where the wear that is being repaired may be deemed to be attributable to the Lessee pursuant to that which is set out in article 30 of the LAU. The maintenance and repair works that wear and tear by normal use of the Property and its installations may require shall be to the account of the Lessee.

8.3     The Lessor shall authorise any upgrade, refurbishment and work that the Lessee may wish to perform, including installations and utilities, and shall not authorise said works if they mean a danger or damage to the structure of the building or of the Property, may weaken the materials used in the construction or may affect common elements of the building (which for this purpose shall be confirmed by the Lessee through presentation to the Lessor,

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before the start of the works, of the relevant plan, design and work memorandum, qualities and finishes).

8.4.    The Lessor shall hand over to the Lessee before handing over the possession of the Property a copy of the energy efficiency certificate corresponding to same.

8.5.    Emergency Staircase

8.5.1.   The Lessee hereby states that they know and accept that the Property Owners’ Association of the building in which the Property is situated has agreed to the possibility of an emergency staircase being built, which would pass through all the floors of the building and which would occupy, in purely tentative terms, approximately 6 square metres of the surface of the Property. Enclosed as Annex 2 is a copy of the plan that shows the surface that, as the case may be, will be taken up by said emergency staircase.

8.5.2.   In case construction of said staircase is carried out, the Lessee, while expressly waiving that which is set out in article 30 in conjunction with articles 22 and 26 of the LAU, agree to facilitate technicians and workers access insofar as it may be necessary and to tolerate said works, which shall be performed such that inconvenience to the Lessee is minimised as much as possible. Without prejudice to the obligations of the Property Owners’ Association, the Lessor assumes before the Lessee the cost of the works, including the finishes of the affected zone of the Property, such that they remain in conditions similar to those existing before the start of the works. The Lessor shall indemnify and hold the Lessee harmless for any claims that may result from the construction of said staircase.

8.5.3.   If said construction is carried out, the monthly rent for the Property and the costs (including the property owners’ association fees and Real Estate Tax) shall be reduced as of the starting date of the works pro rata to the surface of the Property that may be occupied by said emergency staircase. During the works, the rent shall be reduced taking into account the harm that the Lessee may suffer as a consequence thereof.

9. Permits and Licences

9.1 The Lessor is exempt of any responsibility in case the existing opening Licences or permits are revoked or become invalid and the Property is ordered to close, except where it is caused by serious negligence or bad faith attributable to the Lessor.

10. Signs

10.1 The Lessee may install certain advertising signs and/or notices that they may deem convenient with prior consent of the Lessor, provided that said installation complies with the applicable regulation and has obtained the permits and licences necessary for their correct installation, adapting them to the applicable general rules of the property owners’ association of the building to which the leased Property belongs, and, as the case may be, upon consent of said association.

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The taxes, fees and permits required for said installations shall be to the Lessee’s account.

10.2 If the installation of signs involves works, that which is set out in Article 8.3 above shall apply. In any case, should the Agreement be terminated for any reason, the Lessee shall remove, at their expense and with full indemnification for the Lessor, any notices they may have installed whatsoever, leaving the place where they may have been installed in the current condition.

11. Taxes and Tax Withholding

11.1 The Agreement is subject to Value Added Tax (VAT), which shall apply to the Lessee in each one of the monthly rent receipts, pursuant to that which is set out in the Law and the Regulation of said tax, i.e. for the amount that may result from the application of the rate applicable to the rent at any time and other amounts that may constitute the tax base on the date of accrual.

11.2 The Lessee shall also pay the taxes, charges, fees and generally all the contributions or levies of any type that may be charged or withheld from the Property and the Parking Spaces for the reason of their activity.

11.3 Lacking confirmation of the cases in which the withholding provided for in Royal Decree 113/1998 of 30 January should not apply, the Lessee shall proceed with withholding an appropriate amount for its depositing in the Tax Office.

12. Transfer and Sublease

12.1 The Lessee may not transfer or assign this Lease Agreement without prior written consent of the Lessor.

12.2 The Parties agree that the Property and the Parking Spaces subject to this Agreement may not be subleased by the Lessee without express prior written consent of the Lessor.

12.3 An exception from that which is set out in Articles 12.1 and 12.2 above is made for transfer or sublease in favour of the business group of the Lessee, which shall not require the consent of the Lessor, which hereby authorises it and consents insofar as necessary, also expressly waiving any increase of the rent in case of said transfer or sublease.

13. Security and Guarantee

13.1 Security: On the day following the signing of this Agreement, the Lessee shall hand over to the Lessor the security, which shall comprise EIGHTEEN THOUSAND SIX HUNDRED AND FORTY-EIGHT EUROS (€18,648.00), equivalent to two (2) monthly rent payments (including rent for the Property and for the Parking Spaces) by transferring it into the Lessor’s current account 2100 2903 68 0200096180.

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The above amount shall correspond, insofar as it is sufficient, to the performance of the obligations assumed by the Lessee by virtue of the Agreement, pursuant to that which is set out in article 36 of the LAU.

The amount of the security shall be deposited by the Lessor with the competent organisation and within the set legal period, while it shall not be subject to any adjustment whatsoever during the entire term of the present lease. The Lessor shall hand over to the Lessee a copy of the supporting documentation of said deposit.

13.2 Bank Guarantee: Furthermore, in order to guarantee the performance of all the obligations following from this Agreement, the Lessee hereby undertakes to hand over, at the time of the handover of possession of the entire Property, a first demand bank guarantee, while waiving the benefits of division, exclusion and priority, in the amount of SIXTY-FOUR THOUSAND SEVEN HUNDRED AND THIRTY-THREE EUROS TWENTY-SIX CENTS (€64,733.26) equivalent to six (6) monthly rent payments (including the rent for the Property and the Parking Spaces) and costs (property owners’ association fees and Real Estate Tax).

13.3 Should these guarantees be executed fully or partly, the Lessee shall replace them for the relevant guarantee amount set out in the previous paragraphs.

14. Expiry of the Agreement

The Agreement shall expire in the following cases:

(a)      Upon the passing of the term of the Agreement or notice of termination of same on the terms of Article 3.

(b)      Upon mutual agreement between the Parties made in writing.

(c)      Due to substantial failure by any one of the Parties to meet any of the obligations set out in the Agreement, except where such failure to meet obligations is rectifiable and is rectified within thirty (30) business days following the date on which notice is made requiring the non-complying Party to rectify it. After said period has passed without the non-compliance having been rectified, the notifying Party may declare the Agreement terminated by written notice to the non-complying Party and claim the damages that may correspond to it.

(d)      For legal or contractually stipulated reasons.

On the expiry date of the Agreement, the Lessee shall return the Property and the Parking Spaces pursuant to that which is set out in Article 3, and Lessor shall return the guarantee referred to in Article 13, provided that at the time of expiry of the Agreement, the Lessee is up to date with rent payments or, if not, the amount of the outstanding rent payments exceeds the amount of the security and that, after the condition of the Property and the Parking Spaces has been inspected, no damage is observed that may exceed the amount of the security. The Lessor may keep the security until the Lessee has paid the amounts owed for utilities or outstanding rent payments, upon which the Lessor shall return the security within ten (10) business days of such payment.

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Equally, the Lessee waives the pre-emptive right, right of first refusal and right to repurchase in respect of the Property and the Parking Spaces provided for in Article 31 of the LAU, while in any case the Lessee shall notify the Lessor of their intention to sell at least thirty days in advance of the date the sale and purchase is formalised, on the terms of article 25.8 of the LAU.

15. The Lessee’s Declarations and Obligations

15.1.1  The Lessee assumes direct and exclusive responsibility and exempts the Lessor of any liability for the damages that may be caused to persons or things and may follow from the possession of and the activity carried out in the Property and the Parking Spaces and from the functioning of its installations, while exempting the owner/lessor of all liability.

15.1.2  The Lessee hereby undertakes to pay the agreed monthly rent, increases and similar amounts

15.1.3  The Lessee hereby undertakes to maintain an insurance policy that is sufficient and adequate in order to take responsibility for damages that may be caused to the contents of the Property, as well as to third parties or to the customers and employees of the enterprise both due to the activities carried out in the Property as well as due to possession of same and due to the functioning of its installations, exempting the owner/lessor of all liability.

16. The Lessor’s Declarations and Obligations

16.1  The Lessor hereby undertakes to meet all the obligations that correspond to them by virtue of this Agreement.

16.2  The Lessor hereby undertakes that a sufficient and adequate insurance policy will exist and be maintained in force, contracted by the Lessor themselves or by the property owners’ association, to take responsibility for damages that may be caused to the container (building) of the Property and the Parking Spaces as a result of disasters whose cause may be the container (such as problems of air tightness, pipes, coverings, general-use installation etc.).

16.3 The Lessor hereby hands over to the Lessee the Energy Efficiency Certificate of the Property pursuant to that which is set out in Royal Decree 235/2013 of 5 April, which approves the basic procedure for energy efficiency certification of buildings.

17. Rules of Interpretation

17.1 Headings

The headings and the table of contents used in the Agreement are only included for reference purposes and do not affect its interpretation.

17.2 Prevalence

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Should there be contradictions between the contents of an additional document or an annex and the contents of the Articles of the Agreement, preference shall always be given to the letter, spirit and purpose of the latter, except where expressly set out otherwise.

17.3 Severalty and Supplementation of the Articles

The unlawfulness, invalidity or ineffectiveness of any of the Articles of the Agreement shall not affect the effectiveness of the rest, provided that the rights and obligations of the Parties following from the Agreement are not affected in a substantial manner. Substantial shall be understood as any situation that may gravely damage the interests of either of the Parties or that may affect the actual subject of Agreement stipulated in Article 1. Said Articles shall be replaced and supplemented with others, which, being compliant with the law, may meet the purpose of those replaced.

17.4 Prevalence and Modifications of the Agreement

The Agreement constitutes the whole agreement reached between the Parties until its signing date in respect of the subject matter contained in same and replaces and revokes all prior agreements in relation to its subject.

The modifications that may be made to the Agreement shall be written up in a document signed by the Parties.

17.5 Waiver

It shall not be understood that the Parties have waived any of the rights resulting from the Agreement or derived from failure to comply with same, except where such waiver is made expressly and in writing pursuant to this Agreement.

If either of the Parties waives any of its rights following from the Agreement or from any failure by the other Party to comply pursuant to the previous paragraph, such waiver shall not be interpreted in any way as the waiver of any other right resulting from the Agreement or from any non-compliance by the other Party, even if they are similar.

18. Notices

18.1 Form

All the communications and notices that the Parties are to make to each other by virtue of the Agreement or that may be associated with same shall be made in writing and by way of:

(a)      hand delivery with written confirmation of receipt by the other Party;

(b)      notary public;

(c)      certified fax with confirmation of receipt and certification of the contents; or

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18.2 Address and addressees

The communications and notices between the Parties shall be sent to the addresses and for the attention of the persons shown below.

For the Lessor:

BASSAT PARTNERS, S.L.

Av. Josep Tarradellas 123, 7°

08029 Barcelona

For the Lessee:

KING SHARED SERVICES, S.L

Av. Josep Tarradellas número 123, 6a planta

08029 Barcelona

18.3 Changes

Any change to the addresses or persons for the purposes of notifications shall be communicated to the other Party forthwith pursuant to the rules set out in this Article. Insofar as a Party has not received notice of such changes, the notices made by it pursuant to said rules according to the original details shall be understood to be made correctly.

19	Applicable Law

19.1   This Agreement shall be governed by that which is provided for in same, failing that by that which is set out in Title III of the effective LAU and, failing that, by that which is set out in the Civil Code.

20	Data Protection

20.1   Pursuant to Law 15/1999 on Personal Data Protection, the representatives of both Parties acknowledge that they are informed and agree for the personal details reflected in this Agreement to be included in the respective files of each Party at the address stipulated in the heading of the Agreement with the main objectives of complying with the development of same, of sending documentation relating to it and maintaining the historical data.

In the case of providing information on third parties for the performance of the Agreement, each Party shall have previously informed them and asked for their consent for the ends set out herein.

20.2   Each Party hereby undertakes to make known to the other Party any variation of the personal details that may be provided for the performance of the Agreement so that they may be updated; otherwise, it shall be understood that the details have not been modified and are accurate and current.

If it is desired to exercise the rights of access, rectification, cancelation and objection, please send a letter with a copy of the ID card to the address shown

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in the heading of this Agreement, marking the envelope “Data Protection”.

21	Jurisdiction

21.1  The Parties agree to subject any litigation resulting from the performance or interpretation of the Agreement to the courts and tribunals of the city of Barcelona while expressly waiving their own jurisdiction if covered by a different one.

22	Notarisation of the Agreement and Its Registration in the Property Register

The Parties hereby undertake to notarise this Agreement and to have it registered in the Property Register whenever any one of the Parties may request it. The cost of such notarisation and registration shall be paid by the Party that has requested it.

The Parties sign this Agreement as proof of approval of that which is set out hereabove in duplicate and for a single purpose in the place and on the date shown in the heading.

/s/ YOLANDA BASSAT ORELLANA

The Lessor

Ms YOLANDA BASSAT ORELLANA, BASSAT PARTNERS, S.L

/s/ RICCARDO ZACCONI

The Lessee

Mr RICCARDO ZACCONI, KING SHARED SERVICES, S.L

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DIRECT DEBIT MANDATE

Creditor/Issuer
Name:	Bassat Partners S.L.
Address:	Av. Josep Tarradellas, 123 7°
Post code:	08029
Place:	Barcelona
Taxpayer Identification Number:	B-58.274.648

Debtor
Name:	KING SHARED SERVICES S.L.
Address:	Avenida Josep Tarradellas, 123, 6[a] planta
Post code:	08029
Place:	Barcelona
Taxpayer Identification Number:	B-66.036.906

By signing this Direct Debit Mandate the Debtor authorises the Creditor/Issuer to send repeat instructions to the Debtor’s financial institution in order to debit to the account of the debtor himself repeatedly the relevant amounts, according to the instructions of the Creditor/Issuer.

BIC of the Debtor’s financial institution (8 digits):
B	A	R	C	E	S	M	M

Number of the Debtor’s account (IBAN) (24 digits):
E	S	7	8	0	0	6	5	0	1	4	5	3	8	0	0	0	1	5	2	0	6	9	4

Barcelona, 11 November 2014Boc

Signature

Name and surnames

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PLAN OF THE EMERGENCY STAIRCASE

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[figure]

Carrer de RITA BONNAT

/s/ Carrer de RITA BONNAT

Av. de JOSEP TARRADELLAS

LEASE AGREEMENT

Between

BASSAT PARTNERS, S.L.

(the “Lessor”)

and

KING SHARED SERVICES, S.L

(the “Lessee”)

Barcelona, 11 November 2014

1

Barcelona, 10 November 2014

I.   The Parties

Being one party hereto,

The commercial company BASSAT PARTNERS, S.L., with Taxpayer Identification Number B-58.274.648 and registered office at 7th Floor, 123 Avenida Josep Tarradellas, Barcelona.

It is represented by Ms YOLANDA BASSAT ORELLANA, of age, with professional office for these purposes at the registered office of the represented company; holding ID card number 46.334.706-X, acting as the representative of BASSAT, S.L., BASSAT PARTNERS, S.L. CEO, by virtue of the resolution of the Board of Directors of the latter dated 31 March 2014 made public in the deed authorised by the Notary of Barcelona, Mr Javier García Ruiz, on 4 April 2014 under number 1.227 of his protocol.

It is hereinafter referred to as the “Lessor”.

Being the other party hereto,

The commercial company KING SHARED SERVICES, S.L, with Taxpayer Identification Number B-66.036.906 and registered office at 6th Floor, 123 Avenida Josep Tarradellas, Barcelona.

It is represented by Mr Riccardo Zacconi, an Italian national, of age, with business office at 21 St. Pertersburgh Place, W2 4LA, London (United Kingdom), and the holder of a valid passport of his nationality No. YA2473200, acting as the CEO by virtue of the deed executed by the Notary of Barcelona, Mr Rafael de Córdoba Benedicto on 7 May 2014 under 1.278 of his protocol.

It is hereinafter referred to as the “Lessee”.

Both the “Lessor” and the “Lessee” will hereinafter be referred to jointly as the “Parties” and either of them individually and equally as a “Party”.

II.  Recitals

1st.- That the Lessor is the lawful owner of the parking spaces and the office described hereinbelow situated at number 123 calle Josep Tarradellas, post code 08029 (Barcelona). As for the office, it is hereby confirmed that it is situated on the 7th floor of the building, and is described as follows:

1.

“URBAN PROPERTY - UNIT NUMBER EIGHT A property situated on the SEVENTH floor of building Nos. 123-127 Avenida Infanta Carlota Joaquina, currently Josep Tarradellas, in Barcelona, intended for office use and which occupies the part of said floor facing said Avenue, on the corner of calle Rita Bonnat, with

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useful area of one thousand and seventy-eight square metres forty-three square decimetres. ADJACENT: in the North, partly to Pablo Gayá‘s property and partly with the light shaft and partly with the stairwell and general-use lifts of the building; in the East, to the vertical projection to the Avda. Infanta Carlota Joaquina; in the South, partly with the stairwell and the lift shaft and partly to the vertical projection to calle Rita Bonnat; in the West, to the stairwell and the general-use lifts of the building, partly to the interior block courtyard above the storehouse of the first property and partly to the existing terrace above property number 7; above, to properties numbers 9 and 10; and below, with number 6 on the floor below. A coefficient of six point one zero eight four per cent. (6.1084%) corresponds to it in the horizontal property plan.”

Registered: Property Register number 7 of Barcelona, volume 983 of book 983, folio 72, property number 8255, 4th entry.

Title: Title is held by Infanta Carlota 123 S.L. as the owner, by virtue of the sale and purchase deed signed before the Notary of Barcelona Mr Javier García Ruiz on 29 July 1999.

Number in the cadastre: 8425313DF2882E0016YI.

It is hereinafter referred to as the “Property”.

The Property is currently divided into two parts: (i) “Property A”) and (ii) “Property B”. Enclosed as Annex 1 is the plan of the Property that shows its division and the surface of Property A and Property B.

2.

“Three parking spaces with numbers 56, 57 and 58, which form part of the following registered unit: “URBAN [PROPERTY]: UNIT NUMBER ONE - BASEMENT with the loft of building number 123,125 and 127 on Avenida Josep Tarradellas (formerly Infanta Carlota Joaquina), in Barcelona, with entrance and exit via calle Rita Bonnat, with intended use as a warehouse, with various dependencies, and has a built-up surface area, including the loft, of two thousand six hundred and sixty-nine square metres ninety square decimetres, and useful area of two thousand five hundred and one square metres seventy-three square decimetres. Adjoins: in the south, to the subsoil of calle Rita Bonnat, to which it has an exit through a staircase; in the north, to the subsoil of Pablo Gayá‘s property, partly to Martin Vilaseca’s property and partly to the basement of house numbers 24 and 26 in Loreto street and partly to the subsoil of the Comercio y Producción, S.A. property.”

The parking spaces registered: Property Register number 7 of Barcelona, volume 882, folio 169, property 8.241.

Title: Title is held by virtue of the public deed issued before the Notary of Barcelona Mr José-María Costa Torres on 29 July 2003 under number one thousand nine hundred and twenty-seven of his protocol.

Number in the cadastre (common for the whole of the registered unit): 8425313DF2882E0001JL.

The above three parking places are hereinafter referred to as the “Parking Spaces”.

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2nd.- That Property A is currently vacant and available.

3rd.- Property B is currently occupied by the Lessor.

4th.- Having stated the above, the Lessee and the Lessor have agreed the legal and economic conditions that shall govern the lease relationship between both Parties in respect of the Property and the Parking Spaces, and that are set out in this agreement and in the other Annexes and additional documents that may be signed.

5th.- In view of the above, the Parties, mutually acknowledging that they have the legal capacity necessary for this purpose, agree to sign this LEASE AGREEMENT FOR NON-RESIDENTIAL USE for the Property and the Parking Spaces (hereinafter referred to as the “Agreement”), subject to Law No. 29/1994 of 24 November on urban leases (hereinafter referred to as the “LAU”), and pursuant to the following

III. Articles

1.	Subject of Agreement

By this Agreement, the Lessor leases to the Lessee, who in turn accepts the lease, the Property and the Parking Spaces described in the First Recital hereinabove.

2.	Intended Use

The Property subject to this Agreement shall be used only and exclusively as an office, and the parking spaces shall be used for the parking of vehicles.

3.	Term of Lease and Return of the Property and the Parking Spaces

3.1  Term. Without prejudice to that which is set out in Article 3.4 below, the term of the Agreement is agreed till 31 December 2017.

3.2  Extension. The Lease Agreement shall be extended automatically for an additional three-year period, i.e. from 1 January 2018 to 31 December 2020, unless the Lessee informs the Lessor in good faith of the waiver of said extension before 14:00 hours on 30 June 2017.

3.3  Automatic Termination. Once the period set out in paragraph 3.1 above or, as the case may be, the extension provided for in paragraph 3.2 above has passed, the Lease Agreement shall be terminated automatically without the Parties having to make any prior notice whatsoever.

3.4  Compulsory Compliance. It is established as a condition precedent that the Lease Agreement shall be binding on the Lessee during its whole term set out in paragraph 3.1 above (i.e. till 31 December 2017) and equally, should the extension provided for in paragraph 3.2 above occur, during the whole duration thereof. Consequently, if the

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Agreement is withdrawn from before the end of said initial term or extension, or if it is terminated due to a cause attributable to the Lessee, the latter shall pay the Lessor as damages and as a penalty clause a lump sum determined by mutual agreement without the need to certify the actual damages and without possible moderation by courts and tribunals in the amount equivalent to the rent, costs and fees corresponding to the period remaining in such term.

3.5 If the Agreement is terminated for any reason, the Lessee shall return the Property and the Parking Spaces to the Lessor in the same condition in which they are handed over, except normal wear and tear, which shall be accepted. The Lessor may authorise the maintenance of all the upgrades and improvements made by the Lessee but may in any case request that the latter remove all those elements and installations of their property that may have been added and/or modified by the Lessee.

3.6 The Lessee may carry out refurbishment works in the Property without modifying the structure or the stability of the building. For this purpose they may submit to the Lessor the approved design, understood to have been approved within 10 business days (with the exclusion of Saturdays and holidays). The Lessor may only object for a justified cause, which they shall explain. After 10 working days (with the exception of Saturdays and holidays) have passed without response from the Lessor, it shall be understood that they give their consent to the works. The works shall be done under appropriate optional supervision pursuant to the applicable regulations and with the relevant licence having been obtained previously.

At the time of the termination of the Lease Agreement or of the lease agreement for the eighth floor, the Lessee shall restore the Property to its current condition. Nevertheless, the Lessor may exempt the Lessee from said obligation of restoration, in which case the performed works shall be to the exclusive benefit of the Lessor, while the Lessee may not claim any indemnification or compensation whatsoever for it.

4.	Handover

4.1  The Parking Spaces shall be made available to the Lessee on the signing date of this Agreement.

4.2  Property A shall be made available to the Lessee herewith.

4.3  Equally, Property B shall be made available to the Lessee on 5 December 2014 having previously been vacated by the Lessor.

4.4  If on 5 December 2014 the entire Property has not been handed over to the Lessee, the latter may demand that the Lessor hand it over.

4.5  If by 6 February 2015 the Property (i.e. Property B) has not been handed over to the Lessee, the latter may withdraw from the Agreement insofar as said Property B, while it shall survive in respect of Property A.

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4.6  The Lessee shall not be obliged to pay rent to the Lessor until 5 December 2014, provided the Property has been handed over by that date.

4.7  Equally, if the handover of Property B is delayed, the term of the Agreement shall be extended for the entire Property by the same period.

5.	Rent and Revision

5.1  The rent payable by the Lessee for the lease shall be fixed at (i) SEVENTEEN THOUSAND EIGHT HUNDRED AND NINETY-TWO EUROS (€17,892.00) per month for the Property; and FIVE HUNDRED AND FIFTY EUROS (€550.00) per month for the Parking Spaces, at the rate of 250 Euros for space No. 56 and 150 Euros for spaces Nos. 57 and 58. The total Rent shall comprise EIGHTEEN THOUSAND FOUR HUNDRED AND FORTY-TWO EUROS (€18,442.00) (the “Rent”). The Rent shall be increased by the relevant Value Added Tax (hereinafter referred to as “VAT”), a tax that shall apply as set out in paragraph 11.1 of this Agreement.

5.2  Subject to the Lessee receiving the Property in the current condition and subject to the actual refurbishment works to be performed by the Lessee in the Property, the Parties agree, provided Property B is handed over by the Lessor on 5 December 2014, a grace period for the payment of the relevant rent for the Property till the Property is handed over, such that the first rent is accrued on 5 December 2014, always provided the Property has been made available to the Lessee.

The receipt for the first rent shall be issued, as the case may be, for the amount pro rata to the days passed since the end of the grace period and the start of the next following month.

As of the start of the month following the end of the grace period, the rent shall accrue for its total amount set out in paragraph 5.1 above (not including VAT).

5.3  The agreed rent shall be revised annually as of 1 January 2016 based on the increase of the Consumer Price Index. Further revisions shall be made every 1 January counted from said date according to the changes to the Consumer Price Index (referring to the national inflation average), whether an increase or a decrease, published by the National Institute for Statistics or by the organisation that may replace it, applying to the rent corresponding to the previous annual payment the percentage change experienced by said Index in the period of twelve months immediately prior to the date of each adjustment. Should the above particular index no longer be published, the relevant index replacing it of the indices published by the National Institute for Statistics or the organisation that may replace it shall apply.

5.4  Taking into account the fact that the data of the National Institute for Statistics or the organisation that may replace it are published with a delay and as a result, if the month in which the already revised rent would have to be charged has started and the basis or coefficient corresponding to such date are not yet known, the Parties expressly agree that the corresponding increases according to the revision system agreed in this Agreement

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shall apply retroactively to the date on which the already revised rate must start to be charged, while the relevant additional receipts shall be issued once the necessary data of the above National Institute for Statistics or the organisation that may replace it are known, while it may not be assumed in any case that the Lessor shall waive their collection.

5.5  The Lessee shall pay to the Lessor’s account, based on the Consumer Price Index of the latest published monthly payment, the amounts corresponding to the increases following from this Article on revision, which shall not be final, while the settlement corresponding to the retroactive effects provided for shall be carried out, when the final indices are known.

5.6  Should the Lessee fail to pay the rent within the set period, they shall pay interest for the delay at the EURIBOR one year rate plus four point five (4.5) percentage points. Said interest shall accrue daily and shall be charged in the receipt for the rent corresponding to the month immediately prior to the one in which the delay occurred. The payment of said penalty shall not grant the right to delay the rent payments, while the Lessor may initiate relevant actions as the case may be.

5.7  If the coming into effect of this Agreement does not coincide with the start of the calendar month, a receipt for the rent corresponding to the Parking Spaces shall be issued pro rata to the days of validity of the lease in said month.

5.8  The total amount of fees for the property owners’ association to which the leased Property and Parking Spaces belong, as well as the Real Estate Tax corresponding to them shall be to the account of the Lessee. For the purposes of that which is set out in article 20 of the LAU, the Lessor hereby declares that said costs currently comprise THIRTY-ONE THOUSAND THREE HUNDRED AND SEVENTY-NINE EUROS FOUR CENTS (€31,379.04) per annum, comprised of €13,740 in property owners’ association fees on the Property, €16,479.04 in Real Estate Tax on the Property, and 1,160.00 Euros in property owners’ association fees on the Parking Spaces (which comprises the Real Estate tax on same).

6.	Rent Payment

The payment of the rent and the other expenses which pursuant to the Law and the Articles of this Agreement may be passed on or charged to the Lessee shall be made in advance, within the first five (5) business days of each month, and the relevant receipts shall be debited directly to the bank current account of the Lessee No. ES78 0065 0145 3800 0152 0694 for this purpose.

7.	Utilities and Accounting

7.1  The Property is leased in the current condition of the existing general and branch line connections or lines corresponding to same for the utilities that the real estate is provided with.

7.2  The amount corresponding to the consumption of all said utilities that they may have made since the effective date of the

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Agreement till its termination for any reason shall be to the Lessee’s account. The utilities for consumption prior to the effective date shall be to the account of the Lessor.

7.3  The Lessee is free to agree with the relevant suppliers any or all of the utilities that the Property may or might be provided with, exempting the Lessor of any responsibility whatsoever.

8.	Maintenance and Works

8.1  The Lessee declares that they are aware of the characteristics and maintenance condition of the Property and that they expressly accept them. In case of pre-existing failures or defects, the Lessee shall have a period of 15 days to inform the Lessor thereof, while the latter shall rectify them promptly and diligently. After such period has passed, the Property shall be understood to have been received satisfactorily and in good condition. As for the installation of air conditioning, the Parties agree that during the term of the Agreement the Lessee shall become responsible for the condition and correct functioning of said climatisation equipment, for which purpose they shall bear the costs of maintenance, repair and upkeep of said equipment.

8.2  The Lessor shall only carry out the repairs that may be necessary to maintain the Property in the conditions necessary for the agreed use, except where the repair concerns wear that may be deemed to be attributable to the Lessee pursuant to that which is set out in article 30 of the LAU. The maintenance and repair works that wear and tear by normal use of the Property and its installations may require shall be to the account of the Lessee.

8.3  The Lessor shall authorise any upgrade, refurbishment and work that the Lessee may wish to perform in the Property, including installations and utilities, and shall not authorise said works if they mean a danger or damage to the structure of the real estate or of the Property, weaken the materials used in the construction or affect common elements of the building (which for this purpose shall be confirmed by the Lessee through presentation to the Lessor before the start of the works of the relevant plan, design and work memorandum, qualities and finishes).

8.4.  The Lessor shall hand over to the Lessee before handing over the possession of the Property a copy of the energy efficiency certificate corresponding to same.

8.5.  Emergency Staircase

8.5.1. The Lessee hereby states that they know and accept that the Property Owners’ Association of the building in which the Property is situated has agreed to the possibility of an emergency staircase being built, which would pass through all the floors of the building and which would occupy, in purely tentative terms, approximately 6 square metres of the surface of the Property. Enclosed as Annex 2 is a copy of the plan that shows the surface that, as the case may be, will be taken up by said emergency staircase.

8.5.2. In case construction of said staircase is carried out, the Lessee, while expressly waiving that which is set out in article 30 in conjunction with articles 22 and 26 of the LAU, agree to facilitate technicians and workers access insofar as it may be necessary and to tolerate said works, which shall be performed such that inconvenience to the Lessee is minimised as much as possible. Without prejudice to the obligations of

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the Property Owners’ Association, the Lessor assumes before the Lessee the cost of the works, including the finishes of the affected zone of the Property, such that they remain in conditions similar to those existing before the start of the works. The Lessor shall indemnify and hold the Lessee harmless for any claims that may result from the construction of said staircase.

8.5.3. If said construction is carried out, the monthly rent for the Property and the costs (including the property owners’ association fees and Real Estate Tax) shall be reduced as of the starting date of the works pro rata to the surface of the Property that may be occupied by said emergency staircase. During the works, the rent shall be reduced taking into account the harm that the Lessee may suffer as a consequence thereof.

9.	Permits and Licences

9.1  The Lessor is exempt of any responsibility in case the existing opening Licences or permits are revoked or become invalid and the Property is ordered to close, except where it is caused by serious negligence or bad faith attributable to the Lessor.

10.	Signs

10.1 The Lessee may install certain advertising signs and/or notices that they may deem convenient with prior consent of the Lessor, provided that said installation complies with the applicable regulation and has obtained the permits and licences necessary for its correct installation, adapting them to the applicable general rules of the property owners’ association of the real estate to which the leased Property belongs, and, as the case may be, upon prior consent of said association. The taxes, fees and permits required for said installations shall be to the Lessee’s account.

10.2 If the installation of signs involves works, that which is set out in Article 8.3 above shall apply. In any case, should the Agreement be terminated for any reason, the Lessee shall remove, at their expense and with full indemnification for the Lessor, any notices they may have installed whatsoever, leaving the place where they may have been installed in the current condition.

11.	Taxes and Tax Withholding

11.1 The Agreement is subject to Value Added Tax (VAT), which shall be passed on to the Lessee in each one of the monthly rent receipts, pursuant to that which is set out in the Law and the Regulation of said tax, i.e. for the amount that may result from the application of the rate applicable to the rent at any time and other amounts that may constitute the tax base on the date of accrual.

11.2 The Lessee shall also pay the taxes, charges, fees and generally all the contributions or levies of any type that may be charged or withheld from the Property and the Parking Spaces for the reason of their activity.

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11.3 Lacking confirmation of the cases in which the withholding provided for in Royal Decree 113/1998 of 30 January should not apply, the Lessee shall proceed with withholding an appropriate amount for its depositing in the Tax Office.

12.	Transfer and Sublease

12.1 The Lessee may not transfer or assign this Lease Agreement without prior written consent of the Lessor.

12.2 The Parties agree that the Property and the Parking Spaces subject to this Agreement may not be subleased by the Lessee without express prior written consent of the Lessor.

12.3 An exception is made from that which is set out in Articles 12.1 and 12.2 above for transfer or sublease in favour of the business group of the Lessee, which shall not require the consent of the Lessor, which hereby authorises it and consents insofar as necessary, also expressly waiving any increase of the rent in case of said transfer or sublease.

13.	Security and Guarantee

13.1 Security: On the day following the signing of this Agreement, the Lessee shall hand over to the Lessor the security, which shall comprise THIRTY-SIX THOUSAND EIGHT HUNDRED AND EIGHTY-FOUR EUROS (€36,884.00), equivalent to two (2) monthly rent payments (including rent for the Property and for the Parking Spaces) by transferring it into the Lessor’s current account 2100 2903 68 0200096180.

The above amount shall correspond, insofar as it is sufficient, to the performance of the obligations assumed by the Lessee by virtue of the Agreement, pursuant to that which is set out in article 36 of the LAU.

The amount of the security shall be deposited by the Lessor with the competent organisation and within the set legal period, while it shall not be subject to any adjustment whatsoever during the entire term of the present lease. The Lessor shall hand over to the Lessee a copy of the supporting documentation of said deposit.

13.2 Bank Guarantee: Furthermore, in order to guarantee the performance of all the obligations following from this Agreement, the Lessee hereby undertakes to hand over, at time of the handover of possession of the entire Property, a first demand bank guarantee, while waiving the benefits of division, exlcusion and priority, in the amount of ONE HUNDRED AND TWENTY-SIX THOUSAND THREE HUNDRED AND FORTY-ONE EUROS FIFTY-TWO CENTS (€126,341.52) equivalent to six (6) monthly rent payments (including the rent for the Property and the Parking Spaces) and costs (property owners’ association fees and Real Estate Tax).

13.3 Should these guarantees be executed fully or partly, the Lessee shall replace them for the relevant guarantee amount set out in the previous paragraphs.

14.	Expiry of the Agreement

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The Agreement shall expire in the following cases:

(a)      Upon the passing of the term of the Agreement or notice of termination of same on the terms of Article 3.

(b)      Upon mutual agreement between the Parties made in writing.

(c)      Due to substantial failure by either of the Parties to meet any of the obligations set out in the Agreement, except where such failure to meet obligations is rectifiable and is rectified within thirty (30) business days following the date on which notice is made to the non-complying Party requiring it to rectify it. After said period has passed without the non-compliance having been rectified, the notifying Party may declare the Agreement terminated by written notice to the non-complying Party and claim the damages that may correspond to it.

(d)      For legal or contractually stipulated reasons.

On the expiry date of the Agreement, the Lessee shall return the Property and the Parking Spaces pursuant to that which is set out in Article 3, and Lessor shall return the guarantee referred to in Article 13, provided that at the time of expiry of the Agreement the Lessee is up to date with rent payments or, if not, the amount of the outstanding rent payments exceeds the amount of the security and that, after the condition of the Property and the Parking Spaces has been inspected, no damage is observed that may exceed the amount of the security. The Lessor may keep the security until the Lessee has paid the amounts owed for utilities or outstanding rent payments, after which the Lessor shall return the security within ten (10) business days of such payment.

Equally, the Lessee waives the pre-emptive right, right of first refusal and right to repurchase in respect of the Property and the Parking Spaces provided for in Article 31 of the LAU, while in any case the Lessee shall notify the Lessor of their intention to sell at least thirty days in advance of the date the sale and purchase is formalised, on the terms of article 25.8 of the LAU.

15. The Lessee’s Declarations and Obligations

15.1.1  The Lessee assumes direct and exclusive responsibility and exempts the Lessor of any liability for the damages that may be caused to persons or things and that may follow from the possession of and the activity carried out in the Property and the Parking Spaces and from the functioning of its installations, while exempting the owner/lessor of all liability.

15.1.2  The Lessee hereby undertakes to pay the agreed monthly rent, increases and similar amounts

15.1.3  The Lessee hereby undertakes to maintain an insurance policy that is sufficient and adequate in order to take responsibility for the damages and harm that may be caused to the contents of the Property, as well as to third parties or to the customers and employees of the enterprise both due to the activities carried out in the Property as well as due to possession of same and due to

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the functioning of its installations, while exempting the owner/lessor of all liability.

16. The Lessor’s Declarations and Obligations

16.1  The Lessor hereby undertakes to meet all the obligations that correspond to them by virtue of this Agreement.

16.2 The Lessor hereby undertakes that a sufficient and adequate insurance policy will exist and be maintained in force, contracted by the Lessor themselves or by the property owners’ association, in order to take responsibility for the damages and harm that may be caused to the container (building) of the Property and the Parking Spaces as a result of disasters whose cause may be the container (such as problems of air tightness, pipes, coverings, general-use installation etc.).

16.3 The Lessor hereby hands over to the Lessee the Energy Efficiency Certificate of the Property pursuant to that which is set out in Royal Decree 235/2013 of 5 April, which approves the basic procedure for energy efficiency certification of buildings.

17. Rules of Interpretation

17.1 Headings

The headings and the table of contents used in the Agreement are only included for reference purposes and do not affect its interpretation.

17.2 Prevalence

Should there be contradictions between the contents of an additional document or an annex and the contents of the Articles of the Agreement, preference shall always be given to the letter, spirit and purpose of the latter, except where expressly set out otherwise.

17.3 Severalty and Supplementation of the Articles

The unlawfulness, invalidity or ineffectiveness of any of the Articles of the Agreement shall not affect the effectiveness of the rest, provided that the rights and obligations of the Parties following from the Agreement are not affected in a substantial manner. Substantial shall be understood as any situation that may gravely damage the interests of either of the Parties or that may affect the actual subject of Agreement stipulated in Article 1. Said Articles shall be replaced by and supplemented with others, which, being compliant with the law, may meet the purpose of those replaced.

17.4 Prevalence and Modifications of the Agreement

The Agreement constitutes the whole agreement reached between the Parties until its signing date in respect of the subject matter contained in same and replaces and revokes any prior agreements in relation to its subject.

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The modifications that may be made to the Agreement shall be written up in a document signed by the Parties.

17.5 Waiver

It shall not be understood that the Parties have waived any of the rights resulting from the Agreement or derived from failure to comply with same, except where such waiver is made expressly and in writing pursuant to this Agreement.

If either of the Parties waives any of its rights following from the Agreement or from any failure by the other Party to comply pursuant to the previous paragraph, such waiver shall not be interpreted in any way as the waiver of any other right resulting from the Agreement or from any non-compliance by the other Party, even if they are similar.

18. Notices

18.1 Form

All the communications and notices that the Parties are to make to each other by virtue of the Agreement or that may be associated with same shall be made in writing and by way of:

(a)      hand delivery with written confirmation of receipt by the other Party;

(b)      notary public;

(c)      certified fax with confirmation of receipt and certification of the contents; or

18.2 Address and addressees

The communications and notices between the Parties shall be sent to the addresses and for the attention of the persons shown below.

For the Lessor:

BASSAT PARTNERS, S.L.

Av. Josep Tarradellas 123, 7°

08029 Barcelona

For the Lessee:

KING SHARED SERVICES, S.L

Av. Josep Tarradellas número 123, 6a planta

       8029 Barcelona

18.3 Changes

Any change to the addresses or persons for the purposes of notifications shall be communicated to the other Party forthwith pursuant to the rules

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set out in this Article. Insofar as a Party has not received notice of such changes, the notices made by it pursuant to said rules according to the original details shall be understood to be made correctly.

19	Applicable Law

19.1 This Agreement shall be governed by that which is provided for in same, failing that by that which is set out in Title III of the effective LAU and, failing that, by that which is set out in the Civil Code.

20	Data Protection

20.1 Pursuant to Law 15/1999 on Personal Data Protection, the representatives of both Parties acknowledge that they are informed and agree for the personal details reflected in this Agreement to be included in the respective files of each Party at the address stipulated in the heading of the Agreement with the main objectives of complying with the development of same, of sending documentation relating to it and maintaining the historical data.

In the case of providing information on third parties for the performance of the Agreement, each Party shall have previously informed them and asked for their consent for the ends set out herein.

20.2 Each Party hereby undertakes to make known to the other Party any variation of the personal details that may be provided for the performance of the Agreement so that they may be updated; otherwise, it shall be understood that the details have not been modified and are accurate and current.

If it is desired to exercise the rights of access, rectification, cancelation and objection, please send a letter with a copy of the ID card to the address shown in the heading of this Agreement, marking the envelope “Data Protection”.

21	Jurisdiction

21.1 The Parties agree to subject any litigation resulting from the performance or interpretation of the Agreement to the courts and tribunals of the city of Barcelona while expressly waiving their own jurisdiction if covered by a different one.

22	Notarisation of the Agreement and Its Registration in the Property Register

The Parties hereby undertake to notarise this Agreement and to have it registered in the Property Register whenever any one of the Parties may request it. The cost of such notarisation and registration shall be paid by the Party that has requested it.

The Parties sign this Agreement as proof of approval of that which is set out hereinabove in duplicate and for a single purpose in the place and on the date shown in the heading.

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/s/ YOLANDA BASSAT ORELLANA

The Lessor

Ms YOLANDA BASSAT ORELLANA, BASSAT PARTNERS, S.L

/s/ RICCARDO ZACCONI

The Lessee

Mr RICCARDO ZACCONI, KING SHARED SERVICES, S.L

DIRECT DEBIT MANDATE

Creditor/Issuer
Name:	Bassat Partners S.L.
Address:	Av. Josep Tarradellas, 123 7°
Post code:	08029
Place:	Barcelona
Taxpayer Identification Number:	B-58.274.648

Debtor
Name:	KING SHARED SERVICES S.L.
Address:	Avenida Josep Tarradellas, 123, 6[a] planta
Post code:	08029
Place:	Barcelona
Taxpayer Identification Number:	B-66.036.906

By signing this Direct Debit Mandate, the Debtor authorises the Creditor/Issuer to send repeat instructions to the Debtor’s financial institution in order to debit to the account of the debtor himself repeatedly the relevant amounts, according to the instructions of the Creditor/Issuer.

BIC of the Debtor’s financial institution (8 digits):
B	A	R	C	E	S	M	M

Number of the Debtor’s account (IBAN) (24 digits):
E	S	7	8	0	0	6	5	0	1	4	5	3	8	0	0	0	1	5	2	0	6	9	4

Barcelona, 10 November 2014

Signature

Name and surnames

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ANNEX 1 - PLAN OF THE PROPERTY

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[figure]        /s/ Carrer de RITA BONNAT

Carrer de RITA BONNAT

Mechanical Room

Av. de JOSEP TARRADELLAS

7th FLOOR

Scale 1/200

Annex 2

PLAN OF THE EMERGENCY STAIRCASE

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/s/ Carrer de RITA BONNAT

Carrer de RITA BONNAT

[illegible] Room

Private property 5.1

Staircase 2

[illegible]

Room

[illegible]

Staircase 1

[illegible]

Private property 5.2

Private property 5.3

Independent lobby

Staircase 3

Av. de JOSEP TARRADELLAS